                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-___) pertaining to the Multex.com, Inc. 1999 Stock Option Plan, the BuzzCompany.com Inc. 1999 Stock Option Plan, and the special option grants to Messrs. Zor Gorelov, Christopher Feeney, Alan J. Cohn, Stephen L. Cohn, David Listman, Curtis Carmack and Edward Fargis of our report dated February 4, 2000, except for the seventh paragraph of Note 17, as to which the date is March 21, 2000, with respect to the consolidated financial statements and schedule of Multex.com, Inc, included in its Annual Report on Form 10-K/A for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP
                                             ---------------------
                                             ERNST & YOUNG LLP

New York, New York
September 13, 2000